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                                                              EXHIBIT 23.1




                [TABB, CONIGLIARO & MCGANN, P.C. LETTERHEAD]




                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Annual Report on Form 10-KSB for the year ended December 31, 1996 and to the incorporation by reference therein of our report dated March 1, 1996, with respect to the financial statements and schedule of Seafla, Inc. for the year ended December 31, 1995 included in its Annual Report on Form 10-KSB for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                          /s/ Tabb, Conigliaro & McGann, P.C.

                                          TABB, CONIGLIARO & MCGANN, P.C.



New York, New York
April 15, 1997